1

CSMC 07-3

Group 6

Pay rules

1.

Pay the NAS Priority Amount to the 6N1 until retired

2.

Pay according to the aggregate PAC schedule pro-rata to the 6P1-6P5 until retired

3.

Pay according to the aggregate TAC 1 schedule as follows:

a.

Pay according to the aggregate TAC 2 schedule sequentially to the 6C1 and 6Z3 until retired

b.

Pay the 6Z1 until retired

c.

Pay disregarding the aggregate TAC 2 schedule sequentially to the 6C1 and 6Z3 until retired

4.

Pay the 6Z2 until retired

5.

Pay disregarding the aggregate TAC 1 schedule as follows:

a.

Pay according to the aggregate TAC 2 schedule sequentially to the 6C1 and 6Z3 until retired

b.

Pay the 6Z1 until retired

c.

Pay disregarding the aggregate TAC 2 schedule sequentially to the 6C1 and 6Z3 until retired

6.

Pay the 6C2 until retired

7.

Pay pro-rata to the 6P1-6P5 until retired

8.

Pay the 6L1 until retired

9.

Pay the 6N1 until retired

6Z1 Accrual Rules

1.

Pay according to the aggregate TAC 2 schedule sequentially to the 6C1 and 6Z3 until retired

2.

Pay the 6Z1 until retired

6Z2 Accrual Rules

1.

Pay according to the aggregate TAC 1 schedule as follows:

o

Pay according to the aggregate TAC 2 schedule sequentially to the 6C1 and 6Z3 until retired

o

Pay the 6Z1 until retired

o

Pay disregarding the aggregate TAC 2 schedule sequentially to the 6C1 and 6Z3 until retired

2.

Pay the 6Z2 until retired

6Z3 Accrual Rules

1.

Pay sequentially to the 6C1 and 6Z3 until retired

Notes

Pricing Speed = 300psa

Nas Bonds = (6N1 standard 60 months lockout (apply shift to both sched and prepays)

Nas Priority % = (Balances of 6N1))/Total Non-PO Balance

Settlement: 03/30/07